Exhibit 99.1
Keros Therapeutics to Present at Upcoming Healthcare Conferences

November 22, 2022 at 8:00 a.m. EST

LEXINGTON, Mass., Nov. 22, 2022 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological, pulmonary and cardiovascular disorders with high unmet medical need, today announced that Keros’ President and Chief Executive Officer Jasbir S. Seehra, Ph.D., will participate in fireside chat presentations at the Piper Sandler 34th Annual Healthcare Conference and the 5th Annual Evercore ISI HealthCONx Conference.

Fireside Chat Presentation Details

Piper Sandler 34th Annual Healthcare Conference
•Date and Time: Tuesday, November 29 at 10:00 a.m. Eastern time
•Link: A live audio webcast will be available at https://event.webcasts.com/starthere.jsp?ei=1583421&tp_key=815a14dcdc

5th Annual Evercore ISI HealthCONx Conference
•Date and Time: Thursday, December 1 at 8:50 a.m. Eastern time
•Link: A live audio webcast will be available at https://wsw.com/webcast/evercore29/kros/2399130

For each fireside chat, an archived replay will be available in the Investors section of the Keros website at https://ir.kerostx.com for 90 days following the conclusion of the event.

About Keros Therapeutics, Inc.
Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological, pulmonary and cardiovascular disorders with high unmet medical need. Keros is a leader in understanding the role of the TGF-β family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of a number of tissues, including blood vessels and heart tissue. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of functional iron deficiency. Keros’ third product candidate, KER-012, is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders associated with cardiac hypertrophy.

Investor Contact:
Deepankar Roy
droy@kerostx.com
213-268-1878